                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT, made and entered into on 3rd day of February, 1999, by and between Tiger Trucking LLC ("General Partner"), S. Jones Limited Partnership ("Company"), (hereinafter Partner and Company may be referred to collectively as "Sellers") and Containment Solutions, Inc., a Delaware corporation, (hereinafter referred to as "Purchaser");

                                   WITNESSETH

         WHEREAS, the parties hereto desire that the Purchaser will acquire all of the assets of the Company in exchange for the consideration herein described on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

              Definitions

          (a) Intellectual Property. Shall be defined as any and all (i) patents (including, without limitation, design patents, industrial designs and utility models, utility patents and plant patents) and patent applications (including docketed patent disclosures awaiting filing, reissues, results of reexaminations, divisions, continuations and extensions), patent disclosure awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans and registrations and applications for registration thereof;
(iii) copyrights and registrations thereof and rights and unpublished works to the extent such rights are not subsumed by copyright; (iv) inventions, processes, designs, formulae, trade secrets, know-how, software, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; and (v) intellectual property rights (including rights as a licensee, if any) similar to any of the foregoing; in each case, that are specific to the Subject Business.

         (b) Inventory. Shall be defined as Inventories of raw materials, spare parts (as detailed on the attached Schedule (c), to be prepared on the Closing
Date) and office and other supplies, and other items reflected as inventory in the financial statements.

         (c) Liens. Shall be defined as all mortgages, deeds of trust, liens, security interests, pledges, conditional sales contracts, claims, rights of first refusal, options, charges, liabilities, obligations, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

         (d) Permitted Encumbrances. Shall mean Liens for current taxes and assessments not yet due and payable, including, without limitation, liens for nondelinquent ad valorem taxes, nondelinquent statutory liens, inchoate liens, deposits for workman's compensation, unemployment and surety bonds arising other than by reason of any default on the part of the Sellers.

         (e) Assets. Shall be defined as all the assets of the Company, as specifically set forth on Schedule 1 (a) hereto.


1.       Transfer of Assets; Purchase Price; and Related Matters


         (a) Transfer of Assets. In reliance upon the representations and warranties of Purchaser contained herein, and on the terms and subject to the conditions of this Agreement, the Sellers, at the Closing referred to in Section 2 hereof, will sell, transfer, convey and deliver to Purchaser all of the Assets shown on the balance sheet dated September 30, 1998, and as reflected on attached Schedule 1(a) (collectively "Subject Business"). The Sellers shall transfer such Assets free and clear of all Liens, except Permitted Encumbrances, such Liens, if any, to be released by the Sellers at Closing (as hereinafter defined).

(b)       Purchase Price.

               (i) In reliance on the representations and warranties of the Sellers herein contained, and on the terms and subject to the conditions of this Agreement, the Purchaser, in consideration for the transfer and delivery to it of the Assets as herein provided, will pay $1,000,000.00.

               (ii) Allocation of Purchase Price. Purchaser shall prepare in good faith and deliver to Sellers either at Closing, or if not at Closing, within 15 days of Closing, an allocation of the consideration paid by Purchaser for the Assets, which shall be prepared in accordance with the methodology contained in Section 1060 of the Code. Each party hereto agrees to complete jointly and to file separately Form 8594 with its Federal Income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs, to file, or cause to be filed, all other Tax Returns in a manner consistent with such allocation, and not take any actions inconsistent therewith.

         (c) Instruments of Conveyance and Transfer. At the Closing, the Sellers shall deliver to the Purchaser or its designee such bills of sale, warranty deeds, endorsements, assignments, title certificates to motor vehicles, and other good and sufficient instruments of transfer, conveyance and assignment, in form reasonably satisfactory to the Purchaser's and Sellers' counsel, as shall be effective to vest in the Purchaser good title to the Assets, free and clear of all Liens, other than Permitted Encumbrances.

         (d) Contracts, Records. At the Closing, the Sellers will deliver to the Purchaser all contracts, commitments, and rights of the Company which are part of the Assets and listed on Exhibit 1(a), with assignment thereof, to assure the Purchaser of the full benefit of such contracts, leases, commitments and rights. All consents, except those from landlords of real property leases, shall be obtained by Sellers post closing. At the Closing, the Sellers shall deliver to the Purchaser all records and other data relating to the inventory and fixed assets acquired. Simultaneously with such delivery, the Sellers shall take all such steps as may be reasonably required to put the Purchaser in actual possession and control of the Assets. Sellers shall retain a right of access to and right to make copies of all such records, during normal business hours, upon reasonable notice to Purchaser.

         (e) Employee Matters. Sellers agree to terminate all employees prior to Closing. Sellers agree that they shall be solely liable for and shall indemnify and defend Purchaser from and against any employee obligations arising prior to or directly related to events occurring prior to the Closing Date. Sellers further agree to permit Purchaser to access employees prior to Closing, to negotiate, at Purchaser's sole discretion, rehire.

         (f) Further Assurances. The Sellers shall, from time to time after the Closing at the Purchaser's request and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Paragraph 1(c), and take such other action as the Purchaser may reasonably require to more effectively transfer, convey and assign to and vest in the Purchaser, and to put the Purchaser in actual possession and control of, any of the Assets. To the extent that the assignment of any license, contract, commitment, or right subject to the Bill of Sale and Assignment and Assumption Agreement shall require the consent of the other party thereto, this Agreement shall not constitute an agreement to assign the same if any attempted assignment would constitute a breach thereof. If any lease, license, contract, commitment, right or other assets or property which are part of the Assets cannot be transferred effectively to the Purchaser without the consent of a third party, the Sellers shall thereafter be obligated to use its best efforts to assure the Purchaser of the benefits of such lease, license, contract, commitment, right or other asset or property.

         (g) Liabilities Not Assumed by Purchaser. Except as expressly provided to the contrary in this Agreement, Purchaser shall not assume any of Company's litigation, tax, product liability or any other obligations arising from products or services manufactured, sold or performed prior to Closing or other products or services invoiced by Company or any of Company's liabilities and obligations of any and every kind whatsoever, whether disclosed, undisclosed, direct, indirect, absolute, contingent, secured, unsecured, accrued or otherwise, whether known or unknown.

         (h) Purchase of all Assets. Purchaser and Sellers' intend that this transaction qualifies as an occasional sale within the meaning of Section
151.304 of the Texas Tax Code, under the tax laws of any other state which is applicable to this transaction as well as any similar laws.

         2. The Closing. The closing of the transactions provided for in
Section 1 of this Agreement (herein called the "Closing") shall take place on twenty-four hours prior notice on or before February 3, 1999, to be effective at 11:59 p.m. Central Time. The date of the Closing is referred to in this Agreement as the "Closing Date".

(a)          Closing Deliveries.

     1.   At the Closing, Purchaser will deliver to Sellers:

          (i) one copy of the resolutions adopted by the Board of Directors of Purchaser authorizing the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Purchaser;

          (ii) certificate to the effect of Section 8(a) executed by appropriate authorized officers of Purchaser;
          (iii) payment of the purchase price to Sellers' account; and (iv) the opinion of counsel described at Section 8(d).

     2.   At the Closing, Sellers and Company will deliver to Purchaser:

          (i) one copy of the resolutions adopted by the Sellers, authorizing the transactions contemplated hereby, certified by the Sellers;
          (ii) certificates to the effect of Sections 7(a) and 7(h) hereof executed by General Partner and Company; and
          (iii)  The opinion of counsel required by Section 7(c).

     3. At the Closing, Purchaser and Sellers will execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, to the other such certificates and other documents related to the consummation of the transactions contemplated hereby, as may be reasonably requested by the other.

3. Representations and Warranties of the Sellers. The Sellers represent and warrant to the Purchaser that:

          (a) Organization and Existence. Company is Texas limited partnership duly organized and validly existing and in good standing under the laws of the State of Texas and has full power and authority to carry on its business as now conducted. Complete and correct copies of the partnership agreement and certificate of limited partnership of the Company as in effect on the date hereof have been delivered to the Purchaser. The Company is qualified in Texas. General Partner is a Texas limited liability company, duly organized and validly existing and in good standing under the laws of the State of Texas and has full power and authority to carry on its business as now conducted. Complete and correct copies of the Articles and Regulations of the General Partner as in effect on the date hereof have been delivered to the Purchaser. The General Partner is qualified in Texas.

          (b) Authority Relative to This Agreement. The transactions contemplated by this Agreement have been duly authorized by the General Partner of the Company, and no further action is necessary on the part of the Company to make this Agreement valid and binding upon the Company in accordance with its terms. The execution, delivery and performance of this Agreement by its Managing Member of the Company will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under the partnership agreement of the Company or the Articles and Regulations of the General Partner, any indenture, mortgage, deed of trust or other contract or agreement to which the Company or General Partner is a party or by which they or any of their properties is bound, or violate any order, writ, injunction, decree of any court, administrative agency or governmental body.

          (c) Ownership of Assets. Company owns, has good and marketable title to, and is in possession of all of the assets set forth on the September 30, 1998 balance sheet, free and clear of all liens, security interests and encumbrances, except for Permitted Encumbrances.

          (d) Validity and Enforceability. This Agreement and all related documents have been duly executed and delivered by Sellers and constitute legal, valid and binding obligations of Sellers enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or the laws affecting the enforcement of creditors' rights generally, and the application of general principles of equity. Specifically, Steve Jones as Managing Member has authority to execute and deliver these documents on behalf of Tiger Trucking LLC, which has authority to execute and deliver these documents on behalf of Company.

          (e) Financial Statements. The Company has delivered to Purchaser the adjusted unaudited financial statements of the Company for the period ending September 30, 1998, attached hereto as Exhibit 3(e). Except as otherwise disclosed on Exhibit 3(e), the financial statements fairly represent the financial position of the Company as of the date thereof and the results of operations and changes in financial position for the periods then ended, provided that such statements are subject to year-end adjustments in accordance with GAAP, none of which are material.

          (f) Absence of Certain Changes or Events. With respect to the Subject Business, except as contemplated hereby and as listed on Exhibit 3(f) hereto, and other than in the ordinary course of business, since September 30, 1998 the Sellers have not:

               (i) Sold, transferred, or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of any of the Assets in other than the ordinary course of the Subject Business;

               (ii) Entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of the Assets, or requiring the consent of any party to the transfer and assignment of any of such assets, property or rights;

               (iii) Waived any rights of value with respect to the Assets;

               (iv) Made or permitted any amendment or termination of any contract, agreement or license to which they are a party or by which they or any of the Assets is subject, other than changes to purchase orders made in the ordinary course of business;

               (v) To its knowledge, incurred or become subject to any material claim or liability for any damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which might in any fashion adversely affect the value of the Assets or the Subject Business;

               (vi) Made any capital expenditure (or commitments therefor), aggregating in excess of $25,000.00 and relating to the Assets or the Subject Business; or

                (vii) Entered into any other material transaction of which Purchaser has not been formally notified in writing.

          (g) Prepayments and Deposits. Except as disclosed on Exhibit 3(g), there are no prepayments or deposits which have been received and are being held by the Company and the Company has made no prepayment or deposit.

          (h) Absence of Undisclosed Liabilities. None of the Assets are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise), or will be subject to any such liability or obligation arising from the actions of the Sellers on or before the Closing Date, whether or not such liability would normally be shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles. Except as disclosed to the Purchaser in an exhibit hereto, to Sellers' knowledge, after reasonable investigation, there are no facts in existence on the date hereof which might reasonably serve as the basis for any liabilities or obligations of the Company and which would adversely affect the value of the Assets or the Subject Business.

          (i) Tax Matters. Except as disclosed on Exhibit 3(i), all federal, state, county, local and other taxes, including, without limitation, income taxes, franchise taxes, payroll taxes, customs fees and duties, sales taxes and ad valorem taxes, due and payable by the Company on or before the date of this Agreement have been timely paid, and all tax returns and reports required to be filed by the Company have been timely filed with all such taxing authorities. No assessments or deficiencies have been made against the Company, no disputes or audits or notices of audits are pending, and no extensions of time are in effect for the assessment of deficiencies.

          (j) Patents, Etc. The Sellers have delivered to the Purchaser a true and complete Exhibit (Exhibit 3(j)) setting forth all Intellectual Property patents, inventions, trademarks, tradenames, brand names or copyrights owned or used by or licensed to or by the Company (if any), and relating to the Assets or the Subject Business, together with a summary description and full information in respect of the filing, registration or issuance and the status thereof, except for rights to intellectual property arising under common law. Except as disclosed in Exhibit 3(j), to the Sellers' knowledge, after reasonable investigation, the operations of the Subject Business do not infringe upon the patent, trademark or other similar rights of any other person or entity. Except as disclosed in Exhibit 3(j), the Company has asserted no claim that the operations of any other entity infringe upon the Intellectual Property of the Company.

          (k) Insurance. Attached hereto as Exhibit 3(k) is an Exhibit setting forth a list and brief description of all policies of insurance, held by the Company applicable to any Assets or the Subject Business.

          (l) Licenses, Permits, Etc. Attached hereto as Exhibit 3(l) is a list and brief description of all licenses and permits held by the Company, copies of which licenses and permits have been furnished to the Purchaser. Except as noted on Exhibit 3(l), to Sellers' knowledge, after reasonable investigation, such licenses and permits constitute all licenses and permits necessary to own the Assets or conduct the Subject Business, and each is in full force and effect. Except as set forth on Exhibit 3(l), there is no violation that would adversely affect the value of the Assets or the Subject Business; and no proceeding is pending or threatened seeking the revocation or limitation of any such license or permit.

          (m) Litigation. To Sellers' knowledge, after reasonable investigation, there are no claims, actions, suits, proceedings or investigations pending, or threatened against or affecting the Company or any of its properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Sellers are not subject to any court or administrative order, injunction or similar decree, the enforcement of which would adversely affect the value of the Assets or the Subject Business.

          (n) Compliance with Laws. To Sellers' knowledge, after reasonable investigation, the operations of the Subject Business, either historically or as now conducted, and the ownership of the Assets do not violate any federal, state or local law, ordinance, rule or regulation, (including, without limitation, any laws or regulations relating to the environment or the handling, treatment or disposal of wastes or products of the Subject Business) the violation of which would adversely affect the value of the Assets or the Subject Business.

          (o) Brokers. The Sellers are not a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

          (p) No Default. Except as disclosed on Exhibit 3(p), to Sellers' knowledge, after reasonable investigation, the Company is not in default in any respect of any obligation to be performed by the Company under any material contract, lease, agreement, commitment or undertaking which default would adversely affect the value of the Assets or the Subject Business to which the Company is a party or by which the Company or the Assets are bound, nor has Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

          (q) Product Liability. To Sellers' knowledge, after reasonable investigation, there is no state of facts or the occurrence of any event forming the basis of any present claim against the Company for product liability on account of any express or implied warranty. Warranty work over the last three years has not been material to the Subject Business.

          (r) Disclosure. The representations and warranties contained in the Articles and the Exhibits hereto, do not and shall not, when taken as a whole, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein not misleading in view of the circumstances under which they were made. To the extent that Purchaser (or its officers or agents) has actual knowledge of any discrepancy, statement or statement of facts, the applicable representation or warranty known to be untrue or misleading shall be unenforceable to the extent of the knowledge of such discrepancy, statement or state of facts. In all other respects, the representations and warranties of Sellers shall remain unaffected. Disclosures made in any of the Exhibits or exhibits to this Agreement are hereby deemed to be made for purposes of all other schedules or exhibits.

          (s) Contracts. Exhibit 3(s) lists all substantial contracts of the Company.

          (t) Environmental. Except as disclosed on Exhibit 3(t), (i) Company's use and disposal of hazardous substances on or in the Company's real property (which includes leased real property), has at all times complied with all applicable laws and regulations; (ii) No spills, discharges, releases, deposits or emplacements of any hazardous substances have occurred on the Company's real property during the period of its occupancy, and to Sellers' knowledge, after reasonable investigation, prior to occupancy; (iii) No electrical transformers, fluorescent light fixtures or other electrical equipment containing PCBs have been installed in, affixed to or located on the Company's real property during Sellers' occupancy thereof; (iv) To Sellers' knowledge, after reasonable investigation, there are no storage tanks for gasoline or any other hazardous substance located on the Company's real property, whether above ground, underground or within a structure.

All exhibits delivered to the Purchaser by the Sellers pursuant to this Section shall be delivered upon the execution of this Agreement and shall be signed for identification by Sellers.

4. Representations and Warranties of the Purchaser. Purchaser represents and warrants to the Sellers that:

         (a) Organization and Existence. The Purchaser is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to enter into and perform this Agreement.

         (b) Authority Relative to This Agreement. The transactions contemplated by this Agreement have been duly authorized by the Board by Directors of Purchaser, and no further corporate action is necessary on the part of the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement by the Purchaser will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser is a party or by which it or any of its properties is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

          (c) Validity and Enforceability. This Agreement and all related documents have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally, and the application of general principles of equity.

          (d) Brokers. The Purchaser is not a party to or in any way obligated under any contract or other agreement and there are no outstanding claims against it for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

          (e) Consents. The consummation of the transactions contemplated herein by the Purchaser shall not require the consent, approval or authorization of any third party.

          (f) Compliance with Laws. Except as disclosed in an exhibit hereto, Purchaser's operations, either historically or as now conducted do not violate any federal, state or local law, ordinance, rule or regulation, the violation of which would adversely affect its ability to perform under this Agreement.

          (g) No Default. Purchaser is not in default in any respect of any obligation to be performed by the Purchaser under any contract, lease, agreement, commitment or undertaking which default would adversely affect its ability to perform under this Agreement.

          (h) Absence of Certain Changes. Since September 30, 1998, there has been no material change in the business, prospects or condition, financial or otherwise, of the Purchaser except changes in the ordinary course of business affecting the entire industry which in the aggregate have not been materially adverse.


5.        Covenants of Sellers. The Sellers covenant with the Purchaser that:

          (a) Conduct of Business. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and in particular, without the prior written consent of the Purchaser, the Sellers will not:

                  (i) Cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

                  (ii) Change the Company's Articles of Incorporation or Bylaws or the composition of General Partner;

                  (iii) Be in default under any material contract, agreement, commitment or undertaking of any kind or under any local, state or federal permits, except as disclosed on Exhibit 5(a)(iii);

                  (iv) Knowingly violate or fail to comply with all laws applicable to it or its properties or business;

                  (v) Commit any act or permit the occurrence of any event or the existence of any condition of the type described in Paragraph 3(f) hereof; or

                  (vi) Merge, consolidate or agree to merge or consolidate with or into any other corporation.

          (b) Access. From and after the date of this Agreement, Company and Purchaser will provide to each other and their respective counsel, accountants, engineers and other representatives, full and free access to the records of the Subject Business during normal business hours upon prior reasonable notice, without disruption of the Subject Business. Expenses of providing such access shall be paid by the party requesting such access.

          (c) Preservation of Business Organization. The Sellers will use their best efforts to preserve the business organization of the Company and to preserve for the Purchaser the Company's good relations with all customers and others having business relations with the Company.

          (d) Trade Secrets. From and after the Closing Date, Sellers will not use or divulge to any competitor or unauthorized person any confidential information, and it will use all reasonable and proper efforts to insure that its agents do not use or divulge any confidential information, trade secrets, processes, formulae or know-how relating to the Assets or the Subject Business.

          (e) Consents of Third Parties. The Sellers will use their best efforts to obtain, on a post-closing basis, where required, the consents of all third parties to the assignment and transfer of all contracts, licenses, registrations and commitments affecting the Assets which require such consents.

          (f) Non Competition. SELLERS AGREE THAT DURING A THREE YEAR PERIOD COMMENCING ON THE CLOSING DATE, THEY WILL NOT, DIRECTLY OR INDIRECTLY, FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNT OF OTHERS, WHETHER AS PRINCIPAL OR AGENT OR THROUGH THE AGENCY OF ANY CORPORATION, PARTNERSHIP, ASSOCIATION OR OTHER BUSINESS ENTITY, ENGAGE IN ANY ACTIVITY SIMILAR TO OR COMPETITIVE WITH THE ACITIVITIES OF THE COMPANY AS PERFORMED BY THE COMPANY IN THE THREE YEAR PERIOD ENDING ON THE CLOSING DATE IN THE DUCT SALES BUSINESS IN THE UNITED STATES. THE FOREGOING AGREEMENT NOT TO COMPETE SHALL NOT BE HELD INVALID OR UNENFORCEABLE BECAUSE OF THE SCOPE OF THE SAID TERRITORY OR THE ACTIONS RESTRICTED THEREBY, OR THE PERIOD OF TIME WITHIN WHICH SUCH AGREEMENT IS OPERATIVE; BUT ANY JUDGMENT OF A COURT OF COMPETENT JURISDICTION MAY DEFINE THE MAXIMUM TERRITORY AND ACTIONS SUBJECT TO AND RESTRICTED BY THIS PARAGRAPH AND THE PERIOD OF TIME DURING WHICH SUCH AGREEMENT IS ENFORCEABLE.

          (g) Bill of Sale and Assignment and Assumption Agreement. At Closing, a duly authorized member of the General Partner shall have executed and delivered the Bill of Sale and Assignment and Assumption Agreement to Purchaser.

          (h) Product Warranty and Liability. From and after Closing, if Purchaser receives notice or a claim for repairs to products under warranty that were manufactured and sold by Company, then Purchaser shall promptly notify Sellers. Purchaser agrees to make repairs and Sellers will be charged for time and material at Purchaser's cost.

          (i) Confidentiality of Information Furnished by Purchaser. Sellers and their representatives will treat all information related to these transactions as confidential. Sellers agree not to use any of this information except in connection with this Agreement. Sellers will use their best efforts to keep such information confidential. If the transactions contemplated by this Agreement are not consummated, Sellers will return to the Purchaser all information relating to Purchaser (and all copies thereof) then in their possession.

          (j) Return of Property. Sellers hereby agree that they will promptly distribute to Purchaser all funds, mail and other items owned by Purchaser that come into the possession of Sellers at any time after Closing.

          (k) Employees. From the date hereof until the date three years from the Closing Date, the Sellers and its subsidiaries and affiliates shall not directly induce or encourage any current employee of the Subject Business to terminate or otherwise interfere with his or her employment relationship with Purchaser.

          (l) Notification of Untrue Reps and Warranties. Sellers will promptly give written notice to Purchaser upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, any of the Sellers' representations or warranties being or becoming untrue.

6. Covenants of the Purchaser. The Purchaser covenants with the Sellers that:

          (a) Confidentiality of Information Furnished by Sellers. The Purchaser and its representatives will treat all information furnished pursuant to Paragraph 5(b) (including financial statements) as confidential; however, it is understood that such information must be revealed to various employees and agents of the Purchaser for analysis and evaluation. Purchaser agrees not to use any of this information except in connection with this Agreement. The Purchaser will use its best efforts to keep such information confidential. If the transactions contemplated by this Agreement are not consummated, the Purchaser will return to the Sellers all such information (and all copies hereof) then in its possession.

          (b) Product Warranty. (i) Purchaser shall assume warranty obligations for products manufactured after the Closing date; (ii) Purchaser agrees to perform, in accordance with applicable warranties, all warranty services to repair or replace defective parts or products sold or manufactured by the Company prior to the Closing Date, to the account of Sellers. The price to Sellers shall be the cost of Purchaser's time and materials.

          (c) Notification of Creditors. Purchaser will waive compliance with any applicable bulk sales law.

          (d) Return of Property. Purchaser hereby agrees that it will promptly distribute to Sellers all funds, mail and other items owned by Purchaser that come into the possession of Purchaser at any time after Closing.

          (e) Books and Records. Purchaser agrees to retain at the current business premises the contracts and records assigned to Purchaser under this Agreement for a period of one year.

          (f) Notification of Untrue Reps and Warranties. Purchaser will promptly give written notice to Sellers upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, any of the Purchaser's representations or warranties being or becoming untrue.

7. Conditions to Obligations of the Purchaser. The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of the following conditions:

          (a) Representations and Warranties of Sellers True at Closing. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Sellers in Section 3 hereof; the representations and warranties made by the Sellers shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects, except to the extent that such representations and warranties shall have been made as of a specified date; the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to Closing; and Sellers shall provide Purchaser with a certificate from General Partner and Company's President or Secretary, dated as of Closing that the above conditions have been fulfilled.

          (b) Approval of Counsel. All actions, proceedings, instruments and documents reasonably required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related matters shall have been approved by counsel for the Purchaser, which approval shall not be unreasonably withheld or delayed, and such counsel shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as such counsel shall have reasonably requested.

          (c) Opinion of Counsel for the Sellers. The Purchaser shall have received an opinion of counsel for the Sellers, dated the Closing Date, to the effect that:

                  (i) The Company is a Texas limited partnership duly organized and validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to carry on its business as now conducted; the General Partner is a Texas limited liability company duly organized and validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to carry on its business as now conducted;

                  (ii) This Agreement has been duly authorized by all necessary action on the part of the Sellers and has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers enforceable in accordance with its terms (with the usual creditors' rights exceptions);

                  (iii) The instruments of assignment, transfer and conveyance delivered by Sellers to Purchaser pursuant to this Agreement have been duly authorized by all necessary action of the Sellers, executed and delivered by Sellers;

                  (iv) The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a default under the Articles of Incorporation of General Partner or the partnership agreement of the Company; and

                  (v) Such counsel does not know of any litigation or other proceeding or governmental investigation pending or threatened against the Company or affecting the Assets, the Subject Business, the General Partner or the transactions contemplated by this Agreement which, if adversely determined would have a materially adverse effect on the value of the Assets or the Subject Business.

          Such opinion may contain such exceptions, qualifications and explanations as shall be reasonably acceptable to Purchaser and its counsel.

          (d) Changes in Business. Prior to the Closing, there shall have been no changes in the business, properties or operations of the Sellers since the date of this Agreement which would have a material adverse effect on the value of the Assets or the Subject Business.

          (e) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby, and no investigation by any governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

          (f) Approval. The General Partner of the Company shall have approved the transactions contemplated by the Agreement and such approvals shall not have been rescinded.

          (g) Governmental Consents. Any and all necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, and no action, proceeding, inquiry or investigation by any private or governmental agency shall have been brought or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

          (h) Charter; Good Standing Incumbency. There shall have been delivered to Purchaser (i) a certificate dated within thirty (30) days of Closing Date from the Secretary of State of Texas with respect to the incorporation and good standing of General Partner and the formation and good standing of Company, (ii) copies of Articles, Bylaws and all amendments and the resolutions of the Board of Directors of Company and of General Partner approving these transactions, and
(iii) a certificate dated Closing Date with respect to the incumbency and signature of the General Partner of Company signing this Agreement and any certificate, agreement or instrument delivered on behalf of Sellers in connection with this Agreement.

8. Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement shall be subject to the satisfaction of the following conditions:

          (a) Representations and Warranties of Purchaser True at Closing. The Sellers have not discovered any material error, misstatement or omission in the representations and warranties made by Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects, except to the extent that such representations and warranties shall have been made as of a specified date; and the Purchaser shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to Closing; and Purchaser shall provide Sellers with a Certificate from Purchaser's Secretary or President dated as of Closing that the above conditions have been fulfilled.

          (b) Approval of Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Sellers, and such counsel shall have been furnished with such certified copies of actions and proceedings and other such instruments and documents as such counsel shall have reasonably requested.

          (c) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions in connection herewith shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of the transactions contemplated hereby or in which divestiture, rescission or significant damages are sought in connection with the transactions contemplated hereby, and no investigations by any governmental agency shall be pending or threatened which might result in any such litigation or other proceeding.

          (d) Opinion of Purchaser's Counsel. Sellers shall have received an opinion of counsel for the Purchaser, dated the Closing Date, to the effect that:

                  (i) Containment Solutions, Inc. is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

                  (ii) This Agreement has been duly authorized by all necessary action on the part of Purchaser and has been executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms.

                  (iii) The consummation of these transactions will not result in a breach of or constitute a default under the Articles of Incorporation or Bylaws of Purchaser.

          (e) Changes in Business. Prior to Closing, there shall have been no changes in the business, properties or operation of Purchaser since the date of this Agreement which would have a material affect on Purchaser's ability to perform under this Agreement.

          (f) Government Consents. Any and all necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, and no action, proceeding, inquiry or investigation by any private or governmental agency shall have been brought or threatened which questions the validity or legality of the transactions contemplated by this Agreement.

9.        Nature and Survival of Representations and Warranties.

          (a) Nature of Statements. All statements contained in any exhibit hereto or in any certificate delivered by or on behalf of any of the Sellers or the Purchaser pursuant to this Agreement shall be deemed representations and warranties by any of the Sellers or the Purchaser, as the case may be.

          (b) Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, but subject to the provisions of Section 10 hereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and remain effective for a period of three years from the Closing Date; provided, however, that any bona fide claim shall continue in effect until such time as such claim has been resolved or settled and the covenants in Sections 10(a) and (c) shall survive in accordance with their term.

10.       Indemnification.

          (a) General Indemnity by Sellers. Subject to the conditions hereinafter set forth, for a three year period, the Sellers shall indemnify and hold harmless the Purchaser against any loss, damage or expense (including reasonable attorneys' fees) incurred by the Purchaser and caused by or arising out of (i) any breach or default in the performance by Sellers of any covenant or agreement of Sellers contained in this Agreement; (ii) any breach of a warranty or representation made by Sellers pursuant to this Agreement, or in any certificate required to be delivered pursuant to this Agreement, or any material misstatement or omission in any Schedule attached or to be delivered pursuant to this Agreement; (iii) any warranty claims for which Sellers are responsible pursuant to Section 5(h) hereof; and (iv) all costs and liabilities associated with the cleanup of any contaminated soil or materials spilled, disposed of or buried by Company or located on the property operated by Company or on any customer property where Company is deemed to be responsible as a result of its operations, prior to Closing Date.

          (b) Tax Indemnity by Sellers. Upon the terms and subject to the conditions set forth in this Section 10(b), Sellers shall indemnify and hold harmless the Purchaser and Company against and will reimburse Purchaser or Company for:

                  (i) any and all tax deficiencies in respect of federal, state, and local and foreign sales, use, income or franchise tax or taxes based on or measured by income or assets, including any interest or penalties thereon, and legal fees and expenses incurred by Company or Purchaser with respect to December 31, 1998 and all prior taxable years; and

                  (ii) any and all such taxes, penalties, interest and legal fees and expenses in respect of the period from December 31, 1998, up to and including the Closing Date.

          This indemnity for taxes, penalty and interest and legal fees and expenses shall be independent of and in addition to any other indemnity provision of this Agreement and shall survive until the expiration of the applicable statute of limitations for assessment for the taxes referred to herein. The above tax indemnity provisions shall apply regardless of any investigation at any time made by or on behalf of Purchaser or any information Purchaser may have in respect thereof.

          (c) Procedure for Making Claims. If and when the Purchaser desires to claim indemnification by the Sellers pursuant to the provisions of this Section, the Purchaser shall deliver to the Sellers within 20 days of its receipt of a claim, a certificate signed by the President or any Vice President of the Purchaser (the "Notice of Claim") (i) stating that the Purchaser has properly accrued or anticipated that it may be required to accrue losses, damages or expenses to which the Purchaser is entitled to indemnification pursuant to this Section, and (ii) specifying the individual items of loss, damage or expense included in the amount so stated, the date each such item was properly accrued, if any, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. In the event that Purchaser fails to give notice within the 20-day period and Sellers are harmed due to the delay, Purchaser shall waive its claim to the extent of harm caused Sellers by the delay. If Sellers object to such claim or needs more information, it may deliver written notice of objection (the "Notice of Objection") to the Purchaser within ten (10) days after the Purchaser's delivery of the Notice of Claim to Sellers. The Notice of Objection shall set forth the grounds upon which the objection is based. If no Notice of Objection shall have been so delivered within such ten (10) day period, the Sellers shall be deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and shall thereupon pay to the Purchaser, on demand, in cash, an amount equal to the amount of such claim or claims.

          If any third party shall assert any claim or bring any action against the Purchaser which, if successful, might result in a right of indemnification hereunder, the Sellers shall be given written notice thereof in accordance with the provisions of this Section 10(c), except that the notice period for both parties shall be 30 days instead of 20/10 days as above. Thereafter, the Sellers shall have the right to defend such claim or action at its own expense, and through counsel of its own choice (which counsel shall be reasonably satisfactory to Purchaser). If Sellers fail or refuse to provide a defense to any third party claim, the Purchaser shall have the right to undertake the defense, compromise or settlement of such claims, through counsel of its own choice, on behalf of and for the account and at the risk of Sellers and Sellers shall be obligated to pay the costs, expenses, and attorneys' fees incurred by Purchaser in connection with such third party claim. Purchaser agrees that it will not compromise or settle any claim without the consent of Sellers, which consent shall not be unreasonably withheld. In any event, Purchaser, and Sellers shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement, or other attempted resolution.

          (d) Sellers' Indemnification Limits. Sellers shall have no obligation to indemnify Purchaser with respect to any claim described in Section 10(a) or
(b) if (i) Purchaser fails to give the notice of claim for general claims described in Section 10(a) within three years; or (ii) Purchaser fails to give the notice of claim for tax related claims described in Section 10(b) within the applicable statute of limitations for assessment for the taxes described Section 10(b).

          (e) General Indemnification by Purchaser. The Purchaser agrees to indemnify and hold the Sellers harmless against and in respect of (i) any damage, claim, liability, deficiency, loss, cost or expense (including reasonable attorney's fees) sustained by the Sellers arising out of or resulting from (a) any misrepresentation by the Purchaser contained in this Agreement (or any collateral documents), in any schedules attached hereto or thereto or in a certificate to be delivered at the Closing, or (b) the breach of or default under any warranty or representation, or the nonfulfillment of or default under any agreement or covenant, of the Purchaser contained in this Agreement (or collateral documents), schedules or certificates hereto, (c) the failure, after the Closing Date, of Purchaser to pay or otherwise discharge when due any contractual or other obligation relating to the Company, (d) Taxes for which Purchaser is responsible. The procedures set forth at Section 10(c) shall apply to claims for indemnification made by Sellers.

11.       Termination.

          (a) Best Efforts to Satisfy Conditions. The Sellers agree to use all reasonable and proper efforts to bring about the satisfaction of the conditions specified in Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

          (b) Termination. This Agreement may be terminated by:

                  (i)  The mutual consent of the Sellers and the Purchaser;

                  (ii) The Purchaser if a material default shall be made by the Sellers in the observance of or in the due and timely performance by the Sellers of any of the covenants of the Sellers herein contained, or if there has been a material breach by Seller of any of the warranties and representations of the Sellers herein contained, or if the conditions of this Agreement to be complied with or performed by the Sellers at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Purchaser; or

                  (iii) The Sellers if a material default shall be made by the Purchaser in the observance of or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach by the Purchaser of any of the warranties and representations of the Purchaser herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by the Sellers.

          In the event of termination of this Agreement as provided above, written notice thereof shall be given to the party within five (5) business days. No termination pursuant to paragraphs (ii) and (iii) hereunder shall relieve any party hereto from any liability in respect of such party's breach or indemnification obligations hereunder.

12. Exhibits. If any exhibit recited to be attached hereto is not so attached at the time of the execution hereof, the same may be prepared after execution of this Agreement and, upon approval by notation of said exhibit by a representative of the Sellers and a representative of the Purchaser, shall become a part of this Agreement.

13.       Miscellaneous.

          (a) Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the parties will pay all costs and expenses (including Closing costs) of its performance of and compliance with this Agreement.

          (b) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid:

 If to Sellers:   Steve Jones
                  908 Crescent Drive
                  Belton, TX  76513

 With a copy to:  Jim Linzy
                  17 North 25th Street
                  P.O. Box 428
                  Temple, TX  76503

 If to Purchaser: Robert Bennett
                  Containment Solutions, Inc.
                  5150 Jefferson Chemical Rd.
                  Conroe, TX  77301

 With a copy to:  Cathy L. Smith, Esq.
                  Denali Incorporated
                  1360 Post Oak Blvd., Suite 2250
                  Houston, TX  77056

          Or at such other address as shall be given in writing by any person identified above to each of the other such persons.

          (c) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

          (d) Successors Bound. Subject to the provisions of Paragraph 13(c), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (e) Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

          (g) Entire Agreement. This Agreement, the exhibits hereto, and the documents specifically referred to herein constitute the entire agreement, understanding, representations and warranties of the parties hereto.

          (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one of the same instrument.

          (i) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

                                    AGREED TO BY SELLERS:

                                    S. Jones Limited Partnership

                                    By:   Tiger Trucking LLC
                                    As:   General Partner


                                    /s/ STEVE JONES
                                    By:  Steve Jones
                                    Its: Managing member


                                    AGREED TO BY PURCHASER:


                                    CONTAINMENT SOLUTIONS, INC.


                                    /s/ ROBERT B. BENNETT
                                    By:  Robert B. Bennett
                                    Title:  President